Exhibit 4.3

MOMENTIVE PERFORMANCE MATERIALS INC.

$525,687,000 9.00% Second-Priority Springing Lien Notes Due 2021

REGISTRATION RIGHTS AGREEMENT

November 5, 2010

Euro VI (BC) S.à r.l.

9B, Boulevard Prince Henri

L-1724 Luxembourg

Grand-Duchy of Luxembourg

Dear Sirs:

Momentive Performance Materials Inc., a Delaware corporation (the “Issuer”) and the Guarantors (as defined below), propose to enter into a transaction pursuant to which Euro VI (BC) S.à r.l., a société à responsabilité limitée organized and existing under the laws of the Grand Duchy of Luxembourg (the “Holder”) will exchange its 9.75% Senior Notes due 2014 (the “9.75% Notes”), its 9.00% Senior Notes due 2014 (the “9.00% Notes”) and its 10.125% / 10.875% Senior Toggle Notes due 2014 (the “Senior Toggle Notes”, together with the 9.75% Notes and the 9.00% Notes, the “Existing Holder Bonds”) for U.S. $525,687,000 principal amount of 9.0% Second-Priority Springing Lien Notes due 2021 of the Issuer (the “Initial Notes”), upon the terms set forth in an exchange agreement dated as of the date hereof among the Issuer, the Guarantors and the Holder (the “Exchange Agreement”). The Initial Notes will be issued pursuant to an indenture, dated as of the date hereof (the “Indenture”), among the Issuer, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as the trustee (the “Trustee”) and as collateral agent and The Bank of New York Mellon, London Branch, as the authenticating agent, paying agent, registrar and note custodian for euro-denominated notes issued thereunder. The Initial Notes will be unconditionally guaranteed (the “Guarantees”) on a senior secured basis by each of the Issuer’s subsidiaries set forth on Schedule I to the Exchange Agreement (the “Guarantors”).

As an inducement to the Holder to enter into the Exchange Agreement, the Issuer agrees with the Holder, as a holder of the Securities (as defined below), as follows:

1. Private Exchange. Simultaneously with, or at any time following, the delivery of the Exchange Notes pursuant to the Registered Exchange Offer (as such terms are defined in the Indenture), the Issuer shall issue and deliver to the Holder upon the written request of the Holder, in exchange (the “Private Exchange”) for the Initial Notes held by the Holder, a like principal amount of debt securities of the Issuer issued under the Indenture and identical in all material respects (including the existence of restrictions on transfer under the Securities Act of 1933, as amended (the “Securities Act”) and the securities laws of the several states of the United States, to the Initial Notes (the “Private Exchange Securities”). The Initial Notes and the Private Exchange Securities are herein collectively called the “Securities”.

As soon as practicable after the close of the Private Exchange, the Issuer shall:

a.	accept for exchange all the Securities validly tendered and not withdrawn pursuant to the Private Exchange;

b.	deliver to the Trustee for cancellation all the Initial Notes so accepted for exchange; and

c.	cause the Trustee to authenticate and deliver promptly to the Holder, Private Exchange Securities equal in principal amount to the Initial Notes of the Holder so accepted for exchange.

The Indenture will provide that the Securities and the Exchange Notes will vote and consent together on all matters as one class and that none of the Securities will have the right to vote or consent as a class separate from one another on any matter.

Interest on the Private Exchange Securities issued pursuant to the Private Exchange will accrue from the last interest payment date on which interest was paid on the Initial Notes surrendered in exchange therefor or, if no interest has been paid on the Initial Notes, from the original issue date of the Initial Notes (the “Issue Date”).

2. Registration. At any time, and from time to time, the Holder shall have the right to make three (3) requests by written notice to the Issuer and Guarantors for registration of the Initial Notes (or any Private Exchange Securities) (the date on which the receipt of such notice is received being a “Trigger Date”). All requests made pursuant to this Section 2 will specify the maximum aggregate principal amount of Initial Notes (or Private Exchange Securities) to be registered, and will also specify the intended method of transfer therefor, including if such transfer is intended pursuant to an underwritten offering, whether such offering shall be a “firm commitment” underwriting, and whether such registration shall be pursuant to a shelf or other registration statement. Upon a Trigger Date:

a.	The Issuer shall, at its cost, file with the Securities and Exchange Commission (the “Commission”) and thereafter use its commercially reasonable efforts to cause to be declared effective (unless it becomes effective automatically upon filing), as promptly as possible after the Trigger Date a shelf or other registration statement, as specified by the Holder, covering resales of the Initial Notes or the Private Exchange Securities, as the case may be (the “Registration Statement”) on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities (as defined below) by the Holder from time to time in accordance with the methods of distribution set forth in the Registration Statement and Rule 415 under the Securities Act, as applicable (hereinafter, the “Registration”); provided, however, that no additional Holder shall be entitled to have the Securities held by it covered by such Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder. “Transfer Restricted Securities” means each Security until the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement.

b.	The Issuer shall use its commercially reasonable efforts to keep the Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holder of the relevant Securities from the date of its effectiveness until all the Securities covered by the Registration Statement have been sold pursuant thereto (the “Registration Period”).

c.	Notwithstanding any other provisions of this Agreement to the contrary, the Issuer shall cause the Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Registration Statement, amendment or supplement, (i) to comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

d.	Notwithstanding any other provisions of this Agreement to the contrary, the Holder shall not effect any sale of the Initial Notes (or any Private Exchange Securities) pursuant to a Registration Statement until after the expiration of the Lock-Up Period (as defined in the Lock-Up Agreement, dated as of the date hereof, among the Holder and J.P. Morgan Securities LLC, as representative of the initial purchasers).

3. Registration Procedures. In connection with any Registration contemplated by Section 2 hereof, the following provisions shall apply:

a.

The Issuer shall (i) furnish to the Holder, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein, and the Issuer shall use its commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Holder reasonably may propose; (ii) if requested by the Holder in writing, include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Registration Statement; (iii) include within the prospectus contained in the Registration Statement a section entitled “Plan of Distribution,” reasonably acceptable to the Holder; and (iv) include in the prospectus included in the Registration Statement (or, if permitted by Commission Rule 430B(b), in a prospectus supplement that becomes a part thereof pursuant to Commission Rule 430B(f)) that is delivered to the Holder pursuant to Section 3(d) and (e), the names of the Holder who proposes to sell Securities pursuant to the Registration Statement as selling securityholders.

b.	The Issuer shall give written notice to the Holder of the Securities (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

i.	when the Registration Statement or any post-effective amendment thereto has become effective;

ii.	of any request by the Commission after the Registration Statement has become effective for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

iii.	of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, of the issuance by the Commission of a notification of objection to the use of the form on which the Registration Statement has been filed, and of the happening of any event that causes the Issuer to become an “ineligible issuer,” as defined in Commission Rule 405;

iv.	of the receipt by the Issuer or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

v.	of the happening of any event during the period that the Registration Statement is effective that requires the Issuer to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

c.	The Issuer shall make every reasonable effort to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of the Registration Statement.

d.	The Issuer shall furnish to the Holder of Securities included within the coverage of the Registration, without charge, at least one copy of the Registration Statement and any post-effective amendment or supplement thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference). The Issuer shall not, without prior consent of the Holder, make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Commission Rule 405.

e.	The Issuer shall, during the Registration Period, deliver to the Holder of Securities included within the coverage of the Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Issuer consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by the selling Holder of the Securities in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Registration Statement.

f.	Prior to any public offering of the Securities pursuant to any Registration Statement, the Issuer shall use its commercially reasonable efforts to register or qualify or cooperate with the Holder of the Securities included therein and its respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as the Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Issuer shall not be required to (i) qualify generally to do business or as a dealer in securities in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

g.	The Issuer shall cooperate with the Holder of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to the Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holder may request a reasonable period of time prior to sales of the Securities pursuant to the Registration Statement.

h.	Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) above during the period for which the Issuer is required to maintain an effective Registration Statement, the Issuer shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to the Holder of the Securities or purchaser of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Issuer notifies the Holder of the Securities to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holder of the Securities shall suspend use of such prospectus and expressly agree to maintain the information contained in such notice confidential (except that such information may be disclosed to its counsel) until it has been publicly disclosed by the Issuer; notwithstanding the foregoing, the Issuer shall not be required to amend or supplement a Registration Statement or any related prospectus if (i) an event occurs and is continuing as a result of which the Registration or any related prospectus would, in the Issuer’s good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading (with respect to such prospectus only, in light of the circumstances under which they were made) and (ii)(a) the Issuer determines in its good faith judgment that the disclosure of such event at such time would have a material adverse effect on its business, operations or prospects or (b) the disclosure otherwise relates to a pending material business transaction that has not yet been publicly disclosed; and the period of effectiveness of the Registration Statement provided for in Section 2(b) above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Holder of the Securities shall have received such amended or supplemented prospectus pursuant to this Section 3(h). During the period during which the Issuer is required to maintain an effective Registration Statement pursuant to this Agreement, the Issuer will prior to the three-year expiration of that Registration Statement file, and use its best efforts to cause to be declared effective (unless it becomes effective automatically upon filing) within a period that avoids any interruption in the ability of the Holder of Securities covered by the expiring Registration Statement to make registered dispositions, a new registration statement relating to the Securities, which shall be deemed the “Registration Statement” for purposes of this Agreement.

i.	Not later than the effective date of the Registration Statement, if requested by the Holder, the Issuer will provide a CUSIP number for the Initial Notes or the Private Exchange Securities, as the case may be, provided that, if requested by the Holder, the Issuer will use its reasonable commercial efforts to provide that the Securities sold or to be sold under the Registration Statement will be exchanged into a global security (or beneficial interests therein) that has the same CUSIP number as the Issuer’s Notes that are not Transfer Restricted Securities.

j.	The Issuer will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earning statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 50 days after the end of a 12-month period (or 105 days, if such period is a fiscal year) beginning with the first month of the Issuer’s first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

k.	The Issuer shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Issuer shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

l.	The Issuer may require the Holder of Securities to be sold pursuant to the Registration Statement to furnish to the Issuer such information regarding the Holder and the distribution of the Securities as the Issuer may from time to time reasonably require for inclusion in the Registration Statement, and the Issuer may exclude from such registration the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

m.	In the case of an offering of Securities to an underwriter or underwriters for reoffering to the public (an “Underwritten Offering”) pursuant to any Registration, the Issuer shall, and shall cause the Guarantors to, enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any Holder of the Securities shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Registration.

n.	The Issuer shall (i) make reasonably available for inspection by the Holder of the Securities, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by the Holder of the Securities or any such underwriter, at reasonable times and in a reasonable manner, all relevant financial and other records, pertinent corporate documents and properties of the Issuer and (i) cause the Issuer’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holder of the Securities or any such underwriter, attorney, accountant or agent in connection with the Registration Statement, in each case, as shall be reasonably necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated by one counsel designated by and on behalf of such other parties as described in Section 4 hereof; and provided, further, that the Holder, underwriter, attorney, accountant or agent shall agree in writing that it will keep such information confidential and that it will not disclose any of the information that the Issuer determines, in good faith, to be confidential and notifies them in writing are confidential unless (A) the disclosure of such information is necessary to avoid or correct a material misstatement or material omission in such Registration Statement or prospectus, (B) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or is reasonably necessary in order to establish a “due diligence” defense pursuant to Section 11 of the Securities Act, or (C) the information has been made generally available to the public other than by any of such persons or their respective affiliates; provided, however, that prior notice shall be provided as soon as practicable to the Issuer of the potential disclosure of any information by such person pursuant to clause (A) or (B) of this sentence in order to permit the Issuer to obtain a protective order (or to waive the provisions of this paragraph (n)).

o.

In the case of an Underwritten Offering pursuant to any Registration, the Issuer, if requested by the Holder of Securities covered thereby, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form and covering matters customarily covered in opinions delivered in connection with such transactions and addressed to the Holder and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Registration Statement and as of an applicable time identified by the Holder or managing underwriters; (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Securities; and (iii) its independent public accountants to provide to the selling Holder of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

p.	If a Private Exchange is to be consummated, upon delivery of the Initial Notes by the Holder to the Issuer (or to such other Person as directed by the Issuer) in exchange for the Private Exchange Securities, as the case may be, the Issuer shall mark, or cause to be marked, on the Initial Notes so exchanged that such Initial Notes are being canceled in exchange for the Private Exchange Securities, as the case may be; in no event shall the Initial Notes be marked as paid or otherwise satisfied.

q.	The Issuer will use its commercially reasonable efforts to (a) if the Initial Notes have been rated prior to the initial sale of such Initial Notes, confirm such ratings will apply to the Securities covered by a Registration Statement, or (b) if the Initial Notes were not previously rated, cause the Securities covered by a Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holder of a majority in aggregate principal amount of Securities covered by such Registration Statement, or by the managing underwriters, if any.

r.	In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the NASD Conduct Rules (the “Rules”) of the Financial Industry Regulatory Authority, Inc.) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Issuer will cooperate with such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, at the expense of the Holders, engaging a “qualified independent underwriter” (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereof and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

4. Registration Expenses. All expenses incident to the Issuer’s performance of and compliance with this Agreement will be borne by the Issuer, regardless of whether a Registration Statement is ever filed or becomes effective, including without limitation;

a.	all registration and filing fees and expenses;

b.	all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

c.	all expenses of printing (including printing of prospectuses), messenger and delivery services and telephone;

d.	all fees and disbursements of counsel for the Issuer;

e.	all fees and disbursements of independent certified public accountants of the Issuer (including the expenses of any special audit and comfort letters required by or incident to such performance); and

f.	all fees and expenses of the Trustee and the exchange agent and all fees and expenses of their counsel.

The Issuer will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Issuer. The Holder shall pay all underwriting discounts and commissions, and the fees of any counsel retained by or on behalf of the underwriters, and transfer taxes, if any, related to the sale or disposition of the Holder’s Securities pursuant to any Registration Statement.

5. Indemnification.

a.	The Issuer and the Guarantors, jointly and severally, agree to indemnify and hold harmless the Holder of the Securities and each person, if any, who controls the Holder within the meaning of the Securities Act or the Exchange (the Holder and such controlling persons are referred to collectively as the “Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, or arise out of, or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in a prospectus or in any amendment or supplement thereto or in any preliminary prospectus or “issuer free writing prospectus” as defined in Commission Rule 433 (“Issuer FWP”), or arise out of, or are based upon any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Issuer and the Guarantors shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP relating to a Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Issuer by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of the Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered (including through satisfaction of the condition of Commission Rule 172) by the Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of the Holder results from the fact that there was not conveyed to such person, at or prior to the time of the sale of such Securities to such person, an amended or supplemented prospectus or, if permitted by Section 3(d), an Issuer FWP correcting such untrue statement or omission or alleged untrue statement or omission if the Issuer had previously furnished copies thereof to the Holder; provided further, however, that this indemnity agreement will be in addition to any liability which the Issuer or the Guarantors may otherwise have to such Indemnified Party. The Issuer and the Guarantors shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holder of the Securities if requested by the Holder.

b.	The Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Issuer, the Guarantors and each person, if any, who controls the Issuer and the Guarantors within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Issuer, the Guarantors or any such controlling persons may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in a prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to the Holder and furnished to the Issuer by or on behalf of the Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Issuer and the Guarantors for any legal or other expenses reasonably incurred by the Issuer, the Guarantors or any such controlling persons in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which the Holder may otherwise have to the Issuer, the Guarantors or any of their controlling persons.

c.

Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which counsel shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses or more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Holder, its affiliates, directors and officers and any control persons of the Holder shall be designated in writing by the Holder and any such separate firm for the Issuer, the

Guarantors, their directors and officers and any control persons of the Issuer and the Guarantors shall be designated in writing by the Issuer. No indemnifying party shall, without the prior written consent of the indemnified party, provided that such consent is not unreasonably withheld or delayed, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

d.	If the indemnification provided for in this Section 5 is unavailable or insufficient (although applicable in accordance with its terms) to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the exchange of the Securities, pursuant to the Registration, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or the Holder or such other indemnified party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 5(d), the Holder of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by the Holder from the sale of the Securities pursuant to a Registration Statement exceeds the amount of damages which the Holder have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Issuer. The obligations of any Holder hereunder are several, not joint.

e.	The agreements contained in this Section 5 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

6. Agreement to Provide Information. The Issuer shall use commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Issuer is not required to file such reports, it will, upon the request of the Holder of Transfer Restricted Securities, make publicly available other information so long as reasonably necessary to permit sales of its securities pursuant to Rules 144 and 144A. The Issuer will provide a copy of this Agreement to prospective purchasers of Initial Notes identified to the Issuer by the Holder upon request. Upon the request of the Holder of Initial Notes, the Issuer shall deliver to the Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Issuer to register any of its securities pursuant to the Exchange Act.

7. Underwritten Registrations. If any of the Transfer Restricted Securities covered by any Registration are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering (“Managing Underwriters”) will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering.

No person may participate in any Underwritten Offering hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8. Miscellaneous.

a.	Remedies. The Issuer acknowledges and agrees that any failure by the Issuer to comply with its obligations under Section 1 and 2 hereof may result in material irreparable injury to the Holder for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Holder may obtain such relief as may be required to specifically enforce the Issuer’s obligations under Sections 1 and 2 hereof. The Issuer further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

b.	No Inconsistent Agreements. The Issuer will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holder in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holder hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuer’s securities under any agreement in effect on the date hereof.

c.	Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Issuer and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consent. Subject to the foregoing sentence, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Securities whose Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Securities may be given by Holders of at least a majority in aggregate principal amount of the Securities being sold pursuant to such Registration Statement.

d.	Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

(1) if to the Holder;

Euro VI (BC) S.à r.l.

c/o Board of Managers

9B, Boulevard Prince Henri

L-1724 Luxembourg

Grand-Duchy of Luxembourg

with a copy to:

Apollo Management, L.P.

9 W. 57th Street, 43rd Floor

New York, NY 10019

Attention: David Sambur

(2) if to the Issuer or the Guarantors:

c/o Momentive Performance Materials Inc.

22 Corporate Woods Blvd., 2nd Floor,

Albany, NY 12211

Attention: General Counsel

with a copy to:

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, NY 10036

Fax No.: (212) 326-2061

Attention: Gregory Ezring, Esq.

                 William B. Kuesel, Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

e.	Successors and Assigns. This Agreement shall be binding upon the Issuer, the Guarantors and their respective successors and assigns. The Holder may assign its rights and obligations hereunder to another person with respect to any Securities it transfers to such other person, and if so assigned, references herein to a Holder (or Holders) shall be deemed to refer to the Holder and such other person(s) holding interests in the Securities; and, if requested by the Issuer, any such additional Holder shall execute a joinder hereto.

f.	Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

g.	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h.	Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

i.	Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

j.	Submission to Jurisdiction. The Issuer and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

k.	Judgment Currency. The obligation of the Issuer and the Guarantors in respect of any sum due to the Holder shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Holder of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Holder may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Holder hereunder, each of the Issuer and the Guarantors agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Holder against such loss. If the United States dollars so purchased are greater than the sum originally due to the Holder hereunder, the Holder agree to pay to the Issuer and the Guarantors, collectively, an amount equal to the excess of the dollars so purchased over the sum originally due to the Holder hereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuer a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Holder, the Issuer and the Guarantors in accordance with its terms.

Very truly yours, MOMENTIVE PERFORMANCE MATERIALS INC., as an Issuer

By:	/s/ Authorized Signatory
Name:
Title:

MOMENTIVE PERFORMANCE MATERIALS WORLDWIDE INC., as a Guarantor

By:	/s/ Authorized Signatory
Name:
Title:

MOMENTIVE PERFORMANCE MATERIALS USA INC., as a Guarantor

By:	/s/ Authorized Signatory
Name:
Title:

JUNIPER BOND HOLDINGS I LLC, as a Guarantor

By:	/s/ Authorized Signatory
Name:
Title:

JUNIPER BOND HOLDINGS II LLC, as a Guarantor

By:	/s/ Authorized Signatory
Name:
Title:

[REGISTRATION RIGHTS AGREEMENT - MPM]

JUNIPER BOND HOLDINGS III LLC, as a Guarantor

By:	/s/ Authorized Signatory
Name:
Title:

JUNIPER BOND HOLDINGS IV LLC, as a Guarantor

By:	/s/ Authorized Signatory
Name:
Title:

MOMENTIVE PERFORMANCE MATERIALS QUARTZ, INC., as a Guarantor

By:	/s/ Authorized Signatory
Name:
Title:

MPM SILICONES, LLC, as a Guarantor

By:	/s/ Authorized Signatory
Name:
Title:

MOMENTIVE PERFORMANCE MATERIALS SOUTH AMERICA INC., as a Guarantor

By:	/s/ Authorized Signatory
Name:
Title:

MOMENTIVE PERFORMANCE MATERIALS CHINA SPV INC., as a Guarantor

By:	/s/ Authorized Signatory
Name:
Title:

[REGISTRATION RIGHTS AGREEMENT - MPM]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written. EURO VI (BC) S.À R.L., AS HOLDER

By:	/s/ Authorized Signatory
as Class A Manager

[REGISTRATION RIGHTS AGREEMENT]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written. EURO VI (BC) S.À R.L., AS HOLDER

By:	/s/ Authorized Signatory
as Class B Manager

[REGISTRATION RIGHTS AGREEMENT - MPM]